                                                                     Exhibit 21

                            Castle Energy Corporation
                       Listing of Parent and Subsidiaries
                             As of December 14, 2001

                                                                                                            Company's
                                               Relationship                                                 Ownership
                   Entity                       To Company                    Business                      Percentage
----------------------------------------       --------------    ------------------------------------      -----------
Parent
   Castle Energy Corporation                   Parent             Holding company                               N/A

Refining
   Indian Oil Company                          Subsidiary         Inactive                                     100%

   Indian Refining I. L.P. ("IRLP")            Subsidiary-        Inactive                                     100%
                                               Limited
                                               Partnership

   Indian Refining & Marketing I Inc.          Subsidiary         General Partner of IRLP - inactive           100%

Natural Gas Marketing
   Castle Pipeline Company                     Subsidiary         General Partner - Pipeline -                 100%
                                                                  Partnership - inactive


   Castle Texas Pipeline L.P.                  Subsidiary-        Natural Gas Transmission - inactive          100%
                                               Limited
                                               Partnership

   CEC Marketing Company                       Subsidiary-        General Partner - Gas Marketing              100%
                                               Limited            Partnership
                                               Partnership

   CEC Marketing Resources Company             Subsidiary         Limited Partner - Gas Marketing              100%
                                                                  Partnership


   CEC Gas Marketing L.P.                      Subsidiary -       Gas Marketing                                100%
                                               Limited
                                               Partnership

Exploration and Production
   Castle Production Company                   Subsidiary         General Partner - Production                 100%
                                                                  Partnership

   Castle Production Resources Company         Subsidiary         Limited Partner - Production                 100%
                                                                  Partnership

   Castle Texas Production L.P.                Subsidiary -       Oil and Gas Production                       100%
                                               Limited
                                               Limited

   Castle Exploration Company, Inc.            Subsidiary         Oil and gas development, drilling            100%

   Redeco Petroleum Company Limited            Subsidiary         Holding company                              100%

Passive Investment
   CEC, Inc.                                   Subsidiary         Passive activities                           100%